UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2009

BAYWOOD INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-22024	77-0125664
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9380 E. Bahia Drive Suite A201, Scottsdale, Arizona 85260

(Address of principal executive offices) (Zip Code)

(480) 951-3956

(Registrant's telephone number, including area code)

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

Item 1.02

Termination of a Material Definitive Agreement.

Item 2.01

Completion of Acquisition or Disposition of Assets.

Item 5.02

Departure of Directors or Certain Officers; Election of Certain Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.03

Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Sale of Nutritional Specialties, Inc.

Effective July 24, 2009, together with our wholly-owned subsidiary Nutritional Specialties, Inc., a Nevada corporation, we entered into an Asset Purchase Agreement with Nutra, Inc., a subsidiary of Nutraceutical Corporation, a Delaware corporation (the “Agreement”). The terms of the Agreement were included in our report on Form 8-K filed with the Securities and Exchange Commission, or SEC, on July 30, 2009. The final closing of the Agreement was subject to shareholder approval which we obtained on August 6, 2009, and certain releases including final consents from our senior lender, California Bank & Trust (formerly Vineyard Bank, N.A.) which we received on October 9, 2009. On October 9, 2009, the Agreement was consummated and closed.

Pursuant to the Agreement, the assets of Nutritional Specialties, Inc. were evaluated at closing to see if they have a minimum net asset value as of the closing date, after giving effect to normal generally accepted accounting principles, adjustments for reserves and except for routine reductions related to normal amortization and depreciation, equal to $1,848,604. If the net asset value was greater or less than $1,848,604 at the closing, the purchase price payable at closing would be increased or decreased by the amount of such difference on a dollar-for-dollar basis. At closing, the net asset value was $2,176,411 and therefore the initial purchase price of $8,250,000 was increased by $327,807. No later than six months after the closing date, if Nutra, Inc. determines that there is a material difference between the actual net asset value and the net asset value at closing, it may prepare a written statement setting forth the calculation of the actual net asset value. If we have no objection to this calculation, this written statement will be deemed the final statement. If we disagree, we will determine the actual net asset value according to the procedure set forth in the Agreement and the difference between the actual net asset value and the net asset value determined at closing will be reconciled.

Termination of Obligations to Senior Lender

On April 5, 2007, in connection with the our initial acquisition of substantially all of the assets, and assumption of certain liabilities, of Nutritional Specialties, Inc., d/b/a LifeTime ® or LifeTime ® Vitamins, a California corporation, we entered into agreements to obtain financing through Vineyard Bank N.A., subsequently succeeded by California Bank & Trust. The bank financing consisted of a $1,500,000 term loan and a $500,000 revolving line of credit loan to our Company and Nutritional Specialties, Inc., our wholly-owned subsidiary. On July 9, 2007, we completed a refinancing through Vineyard pursuant to which Vineyard, subsequently succeeded by California Bank & Trust, provided a $2,000,000 term loan to our Company and Nutritional Specialties, Inc. The loans under the bank financing and the refinancing were secured by a first priority security interest in all of our assets. On October 8, 2009, we agreed to pay $3,600,000 and California Bank & Trust agreed to terminate its rights pursuant to the Business Loan Agreement, associated Commercial Security Agreement, and Promissory Notes, dated March 20, 2007 and the Business Loan Agreement, associated Commercial Security Agreement, and Promissory Note, dated July 9, 2007. Additionally, California Bank & Trust agreed to remove the liens on our assets. On October 9, 2009, we paid $3,600,000 to California Bank & Trust who then terminated its rights and removed its lien as described herein.

Assignment of Lease

In conjunction with the closing of the transactions contemplated by the Asset Purchase Agreement, effective October 9, 2009, our wholly-owned subsidiary, Nutritional Specialties, Inc. entered into a lease assignment (the “Assignment of Lease”) with Boyd Business Center of Orange, a California general partnership (the “Landlord”) for Nutritional Specialties, Inc.’s existing facility located at 1967 N. Glassell, Orange, California, comprising approximately 10,381 square feet of all or part of a one story building (the “Lease”). Pursuant to the terms of the Assignment of Lease, Nutritional Specialties, Inc. assigned the Lease to Nutra, Inc., a subsidiary of Nutraceutical Corporation, a Delaware corporation. The Lease is comprised of an original lease dated, May 13, 2005; an Assignment and Assumption Agreement, dated March 30, 2007; an Assignment and Assumption Agreement dated, May 24, 2007; and the First Amendment to the Lease, dated June 5, 2008.

Pursuant to the Assignment of Lease, Nutritional Specialties, Inc. remains fully, directly and primarily liable to the Landlord for the performance of all of the provisions of the Lease by Nutra, Inc. as assignee.

Resignation of Thomas Pinkowski

On October 9, 2009, Thomas Pinkowski resigned as our Vice President and President of Nutritional Specialties, Inc.  Concurrent with his resignation, we entered into a Settlement Agreement and General Release (the “Settlement Agreement”). Pursuant to the terms of the Settlement Agreement, we terminated the existing employment agreement, dated March 30, 2007 (the “Employment Agreement”).  The terms of the Employment Agreement will continue to govern the relationship between the parties, except to the extent the Settlement Agreement states otherwise. Pursuant to the Settlement Agreement, we agreed as follows:

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to pay Mr. Pinkowski any accrued but unpaid base salary for services rendered through the termination date;

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to pay Mr. Pinkowski any accrued but unpaid expenses required to be reimbursed pursuant to the Employment Agreement, including $13,042.21 for unused vacation and sick time;

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to issue Mr. Pinkowski 60,000 restricted shares of our common stock that represent the remaining unvested balance of common stock that was issued to Mr. Pinkowski under the Employment Agreement;

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to waive Mr. Pinkowski’s obligation under the Employment Agreement to pay the $80,000 balance remaining on an unsecured promissory note, dated December 10, 2004, payable to Nutritional Specialties, Inc. d/b/a LifeTime ® or LifeTime Vitamins ®, a California corporation; and

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to waive any rights we may have with respect to non-compete, non-solicitation and proprietary information provisions included in the Employment Agreement.

Further, pursuant to the Settlement Agreement, we agreed to pay $94,678.35 outstanding under an 8% subordinated promissory note and $27,050.96 outstanding under an 8% convertible subordinated promissory note. Such payment constituted payment in full and the notes were thereby cancelled and terminated. Mr. Pinkowski agreed to waive any events of default or other rights he has or may have in the present or in the future with respect to these notes.

Additionally, pursuant to the Settlement Agreement, the parties provided a mutual release of any claims, obligations or amounts due to the other party.

Name Change

As a result of the consummation of the sale of our nutraceutical business, we intend to initiate a plan to recapitalize our balance sheet and focus on the growth of our beverage business, namely New Leaf Tea, as well as the expansion of new products within the functional drink space. Effective October 16, 2009, pursuant to the consent by the holders of a majority of our total voting capital stock, we filed an amendment to our Articles of Incorporation, as amended, with the State of Nevada, to change our name from Baywood International, Inc. to New Leaf Brands, Inc. The new name will be effective in the market upon approval by the Financial Industry Regulatory Authority, or FINRA.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement filed as Exhibit 10.1 to our report on Form 8-K filed on July 30, 2009. The foregoing description of the Assignment of Lease, Settlement Agreement and Certificate of Amendment are qualified in their entirety by reference to the full text of the Assignment of Lease, Settlement Agreement and Certificate of Amendment filed as Exhibits 3.1, 10.2 and 10.3, respectively, filed with this report, and incorporated herein by reference.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our Company’s business based, in part, on assumptions made by our management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our annual report on Form 10-K and in other documents that we file from time to time with the SEC.

In addition, such statements could be affected by risks and uncertainties related to our financial condition, factors that affect our industry, market and customer acceptance, competition, government regulations and requirements, general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01

Financial Statements and Exhibits.

EXHIBIT

NUMBER

DESCRIPTION

3.1

Certificate of Amendment (filed herewith).

10.1

Asset Purchase Agreement by and among the Company, Nutritional Specialties, Inc., and Nutra, Inc., dated July 24, 2009 (included as Exhibit 10.1 to the Form 8-K filed July 30, 2009 and incorporated herein by reference).

10.2

Assignment of Lease between Nutritional Specialties, Inc. and Boyd Business Center of Orange, dated October 9, 2009 (filed herewith).

10.3

Settlement Agreement and General Release by and among the Company, Nutritional Specialties, Inc. and Thomas Pinkowski, dated October 9, 2009 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 14, 2009	By: /s/ Eric Skae
Name: Eric Skae
Title: Chief Executive Officer